Exhibit 23(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related to the Prospectus of Aria II Contingent Deferred Annuity and to the incorporation by reference therein of our report dated March 27, 2014 except for the impact of a previously described income tax restatement with respect to which the date is April 15, 2015, with respect to the financial statements and schedules of Transamerica Advisors Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Des Moines, IA

May 4, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated April 14, 2016, relating to the financial statements, which appears in Transamerica Advisors Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 4, 2016